EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We have issued our report dated February 3, 1999, accompanying the 1998 financial statements (not presented separately herein) of TVG, Inc. included in this Annual Report of Professional Detailing, Inc. on Form 10-K. We consent to the incorporation by reference in the Registration Statement of Professional Detailing, Inc. on Form S-8 (File No. 333-61231) and in the Registration Statement of Professional Detailing, Inc. on Form S-3 (File No. 333-50024).


                                                     /s/ Grant Thornton LLP

Philadelphia, Pennsylvania
March 28, 2001